Exhibit 5.1

June 28, 2024

Savara Inc.

1717 Langhorne Newtown Road

Suite 300

Langhorne, Pennsylvania 19047

Re:	Savara Inc. Registration Statement on Form S-3 (Registration No. 333-279274)

Ladies and Gentlemen:

We have acted as counsel to Savara Inc., a Delaware corporation (the “Company”), in connection with the registration and issuance by the Company of 26,246,720 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) in an underwritten offering pursuant to a Registration Statement on Form S-3, (File No. 333-279274) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the related prospectus dated May 9, 2024 (the “Base Prospectus”) and the prospectus supplement dated June 27, 2024, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus, pursuant to the Underwriting Agreement, dated June 27, 2024 (the “Underwriting Agreement”), by and among the Company and Jefferies LLC and Piper Sandler & Co., as Representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement.

We have acted as your counsel in connection with the preparation of the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we have considered necessary in order to enable us to render this opinion, including, but not limited to, (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement, (iv) the Underwriting Agreement, (v) the Company’s Amended and Restated Certificate of Incorporation, as amended, (vi) the Company’s Amended and Restated Bylaws, (vii) certain resolutions adopted by the Board of Directors of the Company or a committee thereof (the “Directors’ Resolutions”), (viii) corporate records and instruments, and (iv) such laws and regulations as we have deemed necessary for the purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the authenticity of and conformity to originals of such documents that have been presented to us as photostatic copies, the accuracy, completeness and authenticity of certificates of public officials, the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement and the Directors’ Resolutions, will be validly issued, fully paid and non-assessable.

The opinion herein is limited to the Delaware General Corporation Law and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware. To the extent that any matter as to which our opinion expressed herein would be governed by the laws of any other jurisdiction, we do not express any opinion on such matter.

Our opinion is subject to: (i) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally; (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (iii) limitation of rights to indemnification, exculpation and contribution, which may be limited by applicable law or equitable principles. We express no opinion regarding the effectiveness of any waiver of stay, extension or of unknown future rights, and we express no opinion regarding severability provisions.

In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that may change the opinion expressed herein after the date hereof.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K which is incorporated by reference in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP

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